UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

☐	Fee paid with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.: 3) Filing Party: 4) Date Filed:

LCG/GA proxy email: WM/IBD FA version

CA/ICA to FA 1:1 email – to cut, paste, personalize and send via Outlook email.

Subject to firm approval. Please check with your Marketing Director to ensure this is approved at specific firms.

Subject: Proxy vote: Information Update

Dear [FA Name],

The Special Joint Meeting of Shareholders of JPMorgan Growth Advantage Fund and JPMorgan Large Cap Growth Fund (the “Funds”) previously scheduled for October 30, 2024 has been adjourned to November 21, 2024, providing shareholders with additional time to vote.

Your clients may or may not have voted their proxy, so we are offering a convenient way for them to participate and have their shares represented at the Special Joint Meeting. The Board of Trustees of each Fund unanimously recommends that shareholders vote “FOR” the Proposal.

This information is for reactive purposes only. To the extent you receive questions from clients on the Proposal, please refer them to the Proxy Statement.

Thank you. Please feel free to contact me with any questions.

Best,

[insert CA/ICA signature]

FOR INSTITUTIONAL USE ONLY | NOT FOR PUBLIC DISTRIBUTION

J.P. Morgan Funds are offered by J.P. Morgan Institutional Investment Inc. and distributed by JPMorgan Distribution Services, Inc., which are affiliates of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the funds. J.P. Morgan Institutional Investments Inc. and JPMorgan Distribution Services, Inc. are members of FINRA.

Must be preceded or accompanied by a prospectus.

J.P. Morgan Asset Management is the brand name for the asset management business of JPMorgan Chase & Co and its affiliates worldwide.

If you are a person with a disability and need additional support in viewing the material, please call us at 1-800-343-1113 for assistance.

If you do not wish to receive future communication, please contact your J.P. Morgan Asset Management representative.

© 2024 JPMorgan Chase & Co.

J.P. Morgan Asset Management, 277 Park Avenue, New York, NY 10172